Exhibit 10.4

Idaho North
Resources
2555 W. Palais Drive
Coeur d’Alene, ID
83815
(509) 928-7604

November 17, 2011

Erik Panke
P.O. Box 142
Kellogg, Idaho
83837

Dear Erik,

Appointment letter for accounting services

Idaho North Resources is pleased to appoint you the company bookkeeper/accountant effective immediately.  INR will pay you 10,000 shares per year of non-registered stock with a cost basis of $.05.

If you have any questions please contact me at anytime.  Thank you.

Sincerely,

MARK FRALICH
Mark Fralich
President
Idaho North Resources